Rule 10f-3 Transaction Exhibit
Nuveen Municipal Trust
Nuveen Limited Term Municipal Bond Fund
FILE #811-07873
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
7/10/08
Municipal Electric Authority of Georgia
$217,890,000
$8,078,100.00
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Raymond James & Associates, Inc.
Wachovia Bank, National Association
Merrill Lynch, Pierce, Fenner & Smith Incorporated